                                                               EXHIBIT 99.(a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                            ELJER INDUSTRIES, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $1.00 per share (the "Shares"), of Eljer Industries, Inc., a Delaware corporation, are not immediately available or time will not permit all required documents to reach Harris Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:
                       HARRIS TRUST COMPANY OF NEW YORK

                             By Overnight Courier:
                          77 Water Street, 4th Floor
                              New York, NY 10005

     By Mail:             By Facsimile Transmission:              By Hand:
    Wall Street        (for Eligible Institutions only)        Receive Window
      Station                   (212) 701-7636                77 Water Street,
   P.O. Box 1010                (212) 701-7637                   5th Floor
   New York, NY                                                 New York, NY
    10268-1010

                             Confirm by Telephone:
                                (212) 701-7624
                                (800) 245-7630

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

  THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

  The undersigned hereby tenders to Zurn Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of Zurn Industries, Inc., a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 20, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

 Number of Shares:
                   ----------------

 Share Certificate Nos. (if available):

 ---------------------------------

 ---------------------------------

 If Shares will be delivered by book-entry transfer, check one box:

 [_] The Depository Trust Company

 [_] Philadelphia Depository Trust Company


 Account Number
                --------------------

 Dated:        , 199   --

 Name(s) of Record Holder(s):

 ---------------------------------

 ---------------------------------
      PLEASE TYPE OR PRINT

 Address(es)
            ----------------------

 ---------------------------------
                          ZIP CODE

 Area Code and Telephone Number:


 ---------------------------------

 ---------------------------------

 ---------------------------------

 ---------------------------------
           SIGNATURE(S)



                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary at one of its addresses set forth above (i) the certificates representing all tendered Shares, in proper form for transfer, or a Book Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares,
(ii) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with all required signature guarantees, or, in the case of a book-entry transfer of Shares, an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (iii) all other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:______________________________ ___________________________________________
                                                       AUTHORIZED SIGNATURE
Address:___________________________________ Name:______________________________________
                                                       PLEASE TYPE OR PRINT
___________________________________________ Title:_____________________________________
                                   ZIP CODE
Area Code and
 Tel. No.:_________________________________ Dated:______________________________, 199

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
       DELIVERY. CERTIFICATES FOR SHARES SHOULD BE DELIVERED ONLY WITH THE LETTER OF TRANSMITTAL.